                                  EXHIBIT 11.0

                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 1999



                                                   Less
                             Total Shares      Unallocated      Shares Used For
                             Outstanding       ESOP Shares      EPS Calculation
                             -----------       -----------      ---------------

     March 31, 1999            1,392,853           81,536          1,311,317
     April 30, 1999            1,392,853           81,536          1,311,317
     May 30, 1999              1,392,853           81,536          1,311,317
     June 30, 1999             1,392,853           81,536          1,311,317

                Weighted average number of shares outstanding for
                the quarter ended June 30, 1999, for earnings
                per share calculation                                  1,311,317
                                                                       ---------

                Stock options outstanding at June 30, 1999:              148,843
                                                                         -------

                Exercise price of stock options:                 $9.42 per share
                                                                 ---------------

                Average stock price for three month period:
                ended June 30, 1999                                      $11.512
                                                                         -------

                                                        Three Months Ended
                                                   -----------------------------
                                                              June 30,
                                                              --------
Basic Earnings Per Share                               1999            1998
                                                   -----------      -----------
Income available to common stockholders            $    48,850      $   123,049
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation            1,311,317        1,441,868
                                                   ===========      ===========

         Basic Earnings Per Share                  $       .04      $       .09
                                                   ===========      ===========
Diluted Earnings Per Share

Income available to common stockholders            $    48,850      $   123,049
                                                   ===========      ===========
Weighted average number of common shares
    outstanding for basic EPS calculation            1,311,317        1,441,868

Weighted average common shares issued
    under stock option plans                           148,843          150,411

Less weighted average shares assumed
    repurchased with proceeds                         (121,795)         (92,733)
                                                   -----------      -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation          1,338,365        1,499,546
                                                   ===========      ===========

         Diluted Earnings Per Share                $       .04      $       .08
                                                   ===========      ===========

                       COMPUTATIONS OF EARNINGS PER SHARE
                                Nine Months Ended
                                  June 30, 1999

                                                    Less
                              Total Shares      Unallocated      Shares Used For
                              Outstanding       ESOP Shares      EPS Calculation
                              -----------       -----------      ---------------

      September 30, 1998        1,464,056           81,536           1,382,520
      October 31, 1998          1,464,056           81,536           1,382,520
      November 30, 1998         1,464,056           81,536           1,382,520
      December 31, 1998         1,464,056           81,536           1,382,520
      January 31, 1999          1,464,056           81,536           1,382,520
      February 28, 1999         1,392,853           81,536           1,311,317
      March 31, 1999            1,392,853           81,536           1,311,317
      April 30, 1999            1,392,853           81,536           1,311,317
      May 31, 1999              1,392,853           81,536           1,311,317
      June 30, 1999             1,392,853           81,536           1,311,317


                Weighted average number of shares outstanding for
                the quarter ended June 30, 1999, for earnings
                per share calculation                                  1,346,919
                                                                       ---------

                Stock options outstanding at June 30, 1999:              148,843
                                                                         -------

                Exercise price of stock options:                 $9.42 per share
                                                                 ---------------

                Average stock price for nine month period:
                ended June 30, 1999                                     $10.757
                                                                        -------

                                                        Nine Months Ended
                                                        -----------------
                                                              June 30,
                                                              --------
Basic Earnings Per Share                               1999             1998
------------------------                           -----------      -----------
Income available to common stockholders            $   282,000      $   425,148
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation            1,346,919        1,441,868
                                                   ===========      ===========

         Basic Earnings Per Share                  $       .21      $       .29
                                                   ===========      ===========

Diluted Earnings Per Share

Income available to common stockholders            $   282,000      $   425,148
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation            1,346,919        1,441,868

Weighted average common shares issued
    under stock option plans                           148,843          150,411

Less weighted average shares assumed
    repurchased with proceeds                         (130,343)         (96,748)
                                                   -----------      -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation          1,365,419        1,495,531
                                                   ===========      ===========
Diluted Earnings Per Share                         $       .21      $       .28
                                                   ===========      ===========
